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                                                                     EXHIBIT 3.2


                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          WOMEN FIRST HEALTHCARE, INC.

        Women First HealthCare, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        1. The Corporation's original Certificate of Incorporation was filed on ___________, 1996 and the Corporation's original name was "Healthy Living for Women, Inc."

        2. That by action taken by unanimous written consent of the Board of Directors on March ___, 1999 resolutions were duly adopted setting forth a proposed amendment and restatement of the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and directing its officers to submit said amendment and restatement to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment and restatement is as follows:

        "THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows, subject to the required consent of the stockholders of the Corporation:

        FIRST: The name of the Corporation (hereinafter the "Corporation") is

                          Women First HealthCare, Inc.

        SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the Registered Agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

        THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue shall be forty-five million (45,000,000), divided as follows: (i) forty million (40,000,000) shares of Common Stock with a par value of $.001 per share, and (ii) five million (5,000,000) shares of Preferred Stock with a par value of $.001 per share.

        Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation to


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issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation.

        FIFTH: (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors having that number of directors set out in the Bylaws of the Corporation as adopted or as set forth from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation.

               (2) The directors of the Corporation, other than directors elected by one or more series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors (other than directors elected by one or more series of Preferred Stock) constituting the entire Board of Directors. Each director (other than directors elected by one or more series of Preferred Stock) shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2000 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 2001 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2002 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors (other than directors elected by one or more series of Preferred Stock) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors (other than directors elected by one or more series of Preferred Stock) may be filled solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected. Whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features


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of such directorships shall not be governed by this ARTICLE FIFTH unless otherwise provided for in the certificate of designation for such classes or series.

        SIXTH: The Corporation is to have perpetual existence.

        SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:

               (1) The Board of Directors shall have the power to adopt, amend, alter, rescind or repeal the bylaws of the Corporation. Notwithstanding the foregoing, the stockholders may adopt, amend, alter, rescind or repeal the bylaws with, in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

               (2) Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

               (3) Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, and may not be taken by written consent of stockholders without a meeting.

               (4) Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation and may not be called by any other person; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

        EIGHTH:(a) Subject to Article EIGHTH (c), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably


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believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) Subject to Article EIGHTH (c), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) Any indemnification under this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Article EIGHTH (a) or Article EIGHTH (b), as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article EIGHTH (a) or Article EIGHTH (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

               (d) Notwithstanding any contrary determination in the specific case under Article EIGHTH (c), and notwithstanding the absence of any determination thereunder, any present or former director or Officer of the Corporation may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Article EIGHTH (a) and Article EIGHTH (b). The basis of such indemnification by a court shall be a determination by such court that indemnification of such person is proper in the circumstances because he has met the applicable standards of conduct set forth in Article EIGHTH (a) or Article EIGHTH (b), as the case may be. Neither a contrary determination in the specific case under Article EIGHTH
(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that such person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article EIGHTH (d) shall be given to the Corporation promptly upon the filing


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of such application. If successful, in whole or in part, such person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

               (e) Expenses incurred by a person who is or was a director or officer of the Corporation in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

               (f) The indemnification and advancement of expenses provided by or granted pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Article EIGHTH (a) and Article EIGHTH (b) shall be made to the fullest extent permitted by law. The provisions of this Article EIGHTH shall not be deemed to preclude the indemnification of any person who is not specified in Article EIGHTH (a) or Article EIGHTH (b) but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.

               (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article EIGHTH or Section 145 of the GCL.

               (h) For purposes of this Article EIGHTH, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article EIGHTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article EIGHTH, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan


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shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article EIGHTH. For purposes of any determination under Article EIGHTH (c), a person shall be deemed to have acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" is used in this Article EIGHTH (h) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Article EIGHTH (h) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Article EIGHTH (a) or (b), as the case may be.

               (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (j) Notwithstanding anything contained in this Article EIGHTH to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Article EIGHTH (d)), the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part, thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

               (k) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

        NINTH: A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

               If the General Corporation law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the


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Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        TENTH: Each reference in this Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.

        ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article FIFTH or SEVENTH without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class."

               3. That said Amended and Restated Certificate of Incorporation has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

               4. That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Women First HealthCare, Inc. has caused this Certificate to be signed by David F. Hale, its President and Chief Executive Officer and ______________, its Secretary, this ___th day of March, 1999.

                                Women First HealthCare, Inc.
                                a Delaware corporation


                                By:    ______________________________
                                       Name: David F. Hale
                                       Title:  President  and  Chief  Executive
Officer

ATTEST

__________________________
Name: ____________________
Title: Secretary


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